Exhibit 99.1

Hercules Offshore Announces Commencement of Cash Tender Offer and Consent Solicitation

HOUSTON, March 12, 2014 /PRNewswire/ — Hercules Offshore, Inc. (Nasdaq: HERO) today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7.125% senior secured notes due 2017 (CUSIP Nos. 427093AF6 and U42714AC6) (the “Notes”) and a solicitation of consents to certain proposed amendments to the indenture governing the Notes (the “Consents”). As of the date of this press release, there is $300.0 million in aggregate principal amount of the Notes outstanding.

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on April 9, 2014, unless extended or earlier terminated by Hercules Offshore (the “Expiration Date”). Holders validly tendering their Notes on or prior to 5:00 p.m., New York City time, on March 25, 2014, unless extended or earlier terminated by Hercules Offshore (the “Consent Expiration”), will receive total consideration of $1,057.44 per $1,000 principal amount of Notes accepted in the offer, which includes a cash consent payment of $6.25 per $1,000 principal amount of Notes tendered (the “Consent Payment”). Holders validly tendering their Notes after the Consent Expiration but prior to the Expiration Date will not be eligible to receive the Consent Payment, but will receive tender consideration of $1,051.19 per $1,000 principal amount of Notes accepted in the offer. Holders of Notes tendered and accepted for purchase in the tender offer also will be paid accrued and unpaid interest up to, but not including, the date of payment for the Notes. Tendered Notes may be withdrawn at any time on or prior to Consent Expiration. Other than as required by applicable law, tendered Notes may not be withdrawn after the Withdrawal Time. Holders tendering their Notes will be required to consent to certain proposed amendments to the indenture governing the Notes.

Hercules Offshore’s obligation to purchase Notes under the Tender Offer and pay for Consents is subject to certain conditions (the “Conditions”) including: (i) Hercules Offshore shall have received, on or prior to the Consent Expiration, Consents which have not been revoked in respect of at least a majority in principal amount of the Notes, and (ii) Hercules Offshore shall have obtained gross proceeds from a capital markets transaction of at least $300.0 million on or prior to the initial settlement date, on terms and conditions satisfactory to Hercules Offshore. The terms of the Tender Offer are described in Hercules Offshore’s Offer to Purchase and Consent Solicitation Statement dated March 12, 2014 (the “Offer to Purchase”).

The initial settlement is expected to occur promptly following the Consent Date and satisfaction of the Conditions, on or around March 26, 2014. The final settlement will be promptly after the Expiration Date, and is expected to be on April 10, 2014, the next business day following the Expiration Time.

Hercules Offshore has engaged Deutsche Bank Securities Inc. to act as dealer manager and solicitation agent in connection with the Tender Offer. Questions regarding the Tender Offer may be directed to Deutsche Bank Securities Inc., at (212) 250-7527 (collect) or (855) 287-1922 (US toll-free). Requests for documentation may be directed to D.F. King & Co., Inc., at (800) 488-8075 (US toll-free).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Tender Offer is being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement, which sets forth the complete terms of the Tender Offer.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements give Hercules Offshore’s current expectations or forecasts of future events based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in Hercules Offshore’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although Hercules Offshore believes that the expectations reflected in these forward-looking statements are reasonable, Hercules Offshore cannot assure you that its expectations will prove correct. Forward-looking statements in this press release relate to, among other things, the consummation of the Tender Offer and Consents. Actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, Hercules Offshore undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Hercules Offshore, Inc.

Son P. Vann, Vice President Investor Relations and Planning, 713-350-8508